Exhibit 3.1

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By-law of Sangoma Technologies Corporation -Adopted 011 Amalgamation - July 1, 2001 SCHEDULE "D" TO THE MANAGEMENT INFORMATION CIRCULAR OF INLET DEVICES CORPORATION INLET DEVICES CORPORATION BY-LAWNO.2 APRIL 17, 2000

TABLE OF CONTENTS INTERPRETATION .. ................ I SEAL ..... .... . ................... 2 REGISTERED OFFICE ... . ... . . . ... ... 2 DIRECTORS . .. ...... ............... 2 Duties and Number . .. ... ........... 2 Tenn of Office .............. ..... . . 2 Vacation of Office. . ... .... . .. ...... 2 Election and Removal ....... . ........ 3 MEETINGS OF DIRECTORS . . ... . . .... 3 Place of Meeting ... ........ ....... . 3 Notice ........... . ...... . .. . .. ... 3 Quonnn ...... .... ..... .. ... .. .... 4 Voting ...... . .... . ...... . ........ 4 Resolution in lieu of meeting .. . ... .... . 4 Regular Meetings .. .. . .... .. ...... .. 4 Adjourned Meeting .......... .... .... 4 REMUNERATION OF DIRECTORS ..... 5 SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL ......... .. ...... 5 CONFLICT OF INTEREST ............. 5 FOR THE PROTECTION OF DIRECTORS AND OFFICERS ................... 6 INDEMNITIES TO DIRECTORS AND OFFICERS ..... . ....... . .... ... .. 7 INSURANCE ... . .... .. ..... ..... .. . 7 OFFICERS ..... . ................... 8 Appointment .. .......... . .. . ...... 8 Remuneration and Removal ..... . ..... 8 Powers and Duties .... ... .. .... ..... 8 Duties may be delegated . .. .. ......... 8 Chainnan of the Board . .. ...... . ..... 8 Vice-Chainnan of the Board ..... . ..... 8 President ..... ........... . ........ 9 Vice-President ..................... 9 Secretary ...... . ..... .... ...... . .. 9 Treasurer ......................... 9 Assistant Secretary and Assistant Treasurer 9 Managing Director ............ . ..... 9 General Manager or Manager ......... JO Agents and Attorneys ............... 10 Fidelity Bonds . . . . . . . . . . . . . . . . . . . . I 0 Vacancies . ........ . .. ........... 10 BORROWING AND SECURITIES ...... I 0 BoITowing Power . . . . . . . . . . . . . . . . . . I 0 Delegation . . . . . . . . . . . . . . . . . . . . . . . 11 COMMITTEES . . . . . . . . . . . . . . . . . . . . . I I Committee of Directors . . . . . . . . . . . . . 11 Transaction of Business . . . . . . . . . . . . . 11 Audit Committee . . . . . . . . . . . . . . . . . . 11 Advisory Committees .. .......... . .. 11 Procedure . . . . . . . . . . . . . . . . . . . . . . . I I SHAREHOLDERS' MEETINGS .. . .. ... 12 Annual Meeting ................ .. . 12 Special Meetings . . . . . . . . . . . . . . . . . . 12 Notice . ............... . .... . .... 12 Waiver of Notice ...... ... .. ... . ... 12 Omission of Notice ..... ..... .... . . . 12 Persons Entitled to be Present ...... .. . 13 List of Shareholders Entitled to Notice ... 13 Record Date for Notice ............. 13 Meetings Without Notice . . . . . . . . . . . . 13 Votes . ......................... 14 Right to Vote ..... .... ........ .... 14 Proxies ......................... 15 Time for Deposit of Proxies . . . . . . . . . . 15 Adjournment . . . . . . . . . . . . . . . . . . . . . 16 Quorum ............. ... .... . .. .. 16 Resolution in lieu of meeting . . . . . . . . . . 16 Only One Shareholder . . . . . . . . . . . . . . 16 SHARES .......................... 16 Allotment and Issuance .............. 16 Certificates ... .................. . 16 Commissions . . . . . . . . . . . . . . . . . . . . . 17 TRANSFER OF SECURITIES . . . . . . . . . . 17 Registration of Transfers . . . . . . . . . . . . 17 Transfer Agent and Registrar . . . . . . . . . 18 Securities Registers ... ... ......... . 18 Surrender of Certificates . . . . . . . . . . . . . 18 Non-recognition of Trusts ............ 18 Shareholder indebted to the Company ... 18 Replacement of Share Certificates . . . . . 18 Joint Shareholders . . . . . . . . . . . . . . . . . 19 Deceased Shareholders . . . . . . . . . . . . . 19 DIVIDENDS ..... .. ... . ............ 19 Dividend Cheques ................. 19 Non-receipt of Cheques ............. 19 Record Date for Dividends and Rights ... 20

Unclaimed Dividends ........ . ..... . 20 VOTING SHARES AND SECURITIES IN OTHER COMPANIES ....... . ... 20 INFORMATION AVAILABLE TO SHAREHOLDERS .. .... . ...... 20 NOTICES ......................... 2 1 Service ......................... 21 Shares registered in more than one name . 21 Persons becoming entitled by operation of law ................... 21 Deceased Shareholders ............ . ... 21 Signature to notices ...... . . . . . ... . . 22 Proof of Service ................... 22 Computation of Time ............. . . 22 Omissions and Eirnrs ........... . ... 22 Waiver of Notice ..... . ... . ...... .. 22 EXECUTION OF INSTRUMENTS ...... 23 FINANCIAL YEAR ................. 24 COUNTERPARTS .................. 24 CORPORA TE OPPORTUNITIES ... . ... 24 EFFECTIVE DA TE .................. 25 D-3

BY-LAW NUMBER 2 A by-law relating generally to the conduct of the affairs of INLET DEVICES CORPORATION (hereinafter called the "Company' "). BE IT ENACTED and it is hereby enacted as a by-law of the Company as follows: INTERPRETATION 1. In this by-law, and all other by-laws of the Company, unless the context othe1wise specifies or requrres: (a) "Act" means the Business Corporations Act (Ontario) as from time to time amended and eve1y statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes; (b) "Regulations" means the Regulations made under the Act as from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations; (c) "board" means the board of directors of the Company; ( d) "articles" shall include articles of incorporation, ruticles of amendment and restated articles of incorporation; (e) "Resident Canadian" shall mean an individual who is (i) a Canadian citizen ordinarily resident in Canada, (ii) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or (iii) a permanent resident within the meaning of the Immigration Act (Canada) and ordinarily resident in Canada; (f) '·by-law" means any by-law of the Company from time to time in force and effect; (g) "offering corporation" means a corporation as defined in the Act;

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(h) all terms which are contained in the by-laws of the Company and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(i) the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

SEAL

2. The Company may but need not have a corporate seal. Any corporate seal adopted for the Company shall be such as the board of directors may by resolution from time to time approve.

REGISTERED OFFICE

3. Until changed in accordance with the Act, the registered office of the Company shall be in the City of Calgary in the Province of Alberta and at such location therein as the board may from time to time by resolution determine.

DIRECTORS

4. Duties and Number. Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Company. The board of directors shall consist of the number of directors set out in the articles of the Company or, if the number of directors has since been changed the number of directors in office at the date hereof or, where a minimum and a maximum number is provided for in the articles, such number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. A majority of the directors shall be resident Canadians and, if the Company is an offering corporation, at least one-third of the directors shall not be officers or employees of the Company or of any affiliate of the Company.

5. Term of Office. A director's term of office (subject to the provisions, if any, of the articles of the Company and to the provisions of the Act) shall be from the date on which he is elected or appointed until the close of annual meeting next following.

6. Vacation of Office. The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payment of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person or of unsound mind; or (c) subject to the provisions of the Act, if by notice

7. D-3 in writing to the Company he resigns his office. Any such resignation shall be effective at the time it is received by the Company or at the tin1e specified in the notice, whichever is later. Election and Removal Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot. The whole board shall retire at the annual meeting at which the yearly election of directors is to take place but, if qualified, any retiring director shall be eligible for re-election; provided always that the shareholders of the Company may, by ordinary resolution passed at an annual or special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed. MEETINGS OF DffiECTORS 8. Place of Meeting. Meetings of the board of directors and of the committee of directors, if any, may be held within or outside Ontario and in any financial year of the Company a majority of the meetings of the board of directors need not be held at a place within Canada. 9. Notice. A meeting of directors may be convened by the board of directors, the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time and the Secretary, when directed or authorized by any of such officers or any two directors, shalJ convene a meeting of directors. Subject to Subsection 126(8) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shalJ be served in the manner specified in paragraph 82 of this by-law not less than two days ( exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner and at any time waive notice of a meeting of directors and the attendance of a director at a meeting of directors shaJI constitute a waiver of notice of the meeting and a formal written waiver need not be signed except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfulJy called. Any waiver of notice shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office. For the first meeting of the board of directors to be held in1111ediately following the election of directors by the shareholders or for a meeting of the board of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

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10. Quorum. A majority of the directors required by the articles shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors unless a quorum of the board is present and a majority of directors present are resident Canadians. If the Company has fewer than three directors, all of the directors must be present at any meeting of directors to constitute a quorum.

If all of the directors of the Company present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such meeting by such means is deemed for the purpose of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

11. Voting. Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

12. Resolution in lieu of meeting. Notwithstanding any of the foregoing provisions of this by-law, any by-law or resolution in writing signed by all the directors entitled to vote on that by-law or resolution at a meeting of the directors or a committee of directors, if any, is as valid as if it had been passed at a meeting of the directors or the committee of directors, if any.

13. Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

14. Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

REMUNERATION OF DIRECTORS

15. The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Company who is also a member of the board of directors. The

D-5 directors may also award special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director by the Company and the confumation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company. Nothing herein contained shall preclude any director from serving the Company in any other capacity and receiving remuneration therefor. SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL 16. The board of directors in its discretion may submit any contract, act or transaction for approval, confirmation or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of Section 132 of the Act, any such contract, act or transaction that shall be approved or ratified or confim1ed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company's aiticles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company. CONFLICT OF INTEREST 17. A director or officer who is a party to, or who is a director or officer or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Company shall disclose in writing to the Company or request to have entered in the minutes of the meetings of the directors the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Company's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the san1e except as permitted by the Act. Subject to the provisions of Section 132 of the Act the contract or transaction is not void or voidable if made prior to the board or shareholders approval. FOR THE PROTECTJON OF DIRECTORS AND OFFJCERS 18. 1n supplement of and not by way of limitation upon any rights conferred upon directors by Section 132 of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Company or under

D-6 any body corporate in which the Company shall be a shareholder or by reason of being othe1wise in any way directly or indirectly interested or contracting with tl1e Company either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Company in which he is in any way directly or indirectly interested either as vendor, purchaser or ofuerwise nor shall any director be liable to account to the Company or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of Section 132 of the Act, no contract or ammgement entered into by or on behalf of the Company in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Company or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Notwifustanding the provisions of the Act, eve1y director and officer shall declare any material interest in respect of a material transaction, material contract, proposed material contract or proposed material transaction with the Company or an affiliate of the Company in which such director or officer is in any way directly or indirectly interested and any director shall refrain from voting in respect of such contract, proposed contract or transaction. I 9. Except as otl1erwise provided in the Act, no director or officer for the tin1e being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through fue insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested or for any loss or dan1age arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, fim1 or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation tl1ereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection tl1erewith to exercise tl1e care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Company shall be employed by or shall perfonn services for the Company otherwise than as a director or officer or shall be a member of a furn or a shareholder, director or officer of a company which is employed by or performs services for the Company, the fact of his being a director or officer of ilie Company shall not disentitle such director or officer or

D-7 such fim1 or company, as the case may be, from receiving proper remuneration for such services. INDEMNITIES TO DIRECTORS AND OFFICERS 20. Subject to the Act, every director or officer of the Company, eve1y former director or officer of the Company, and every person who acts or has acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and that individual's heirs, executors, administrators and other legal personal representatives shall from time to time be indemnified and saved hannless by the Company from and against: (a) any and all liability, costs, charges and expenses, including an amow1t paid to settle an action or satisfy a judgment which is reasonably incurred by such individual in respect of any civil, crin1inal, action, suit or administrative proceeding that is proposed or commenced against such individual for or in respect of the execution of the duties of such individual's office or by reason of such individual being or having been a director or officer of the Company or such body corporate; and (b) all other costs, charges and expenses that such individual sustains or incurs in respect of the affairs of the Company. The Company shall also indemnify such individual in such other circwnstances as the Act or law permits or requires. Nothing herein shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions hereof. INSURANCE 21. The Company may purchase and maintain insurance for the benefit of any person referred to in paragraph 20 of this by-law against such liabilities and in such amoW1ts as the board may from time to time determine and are permitted by the Act. 22. OFFICERS Appointment. The board of directors shall annually or oftener as may be required appoint a President and a Secretary and, if deemed advisable, may annually or oftener as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, a President, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaii es and/or one or more Assistant Treasurers. A director may be appointed to any

23. D-8 office of the Company but none of the officers except the Chairman of the Board, the Vice-Chainnan of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. ln case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretruy -Treasurer. The board may from tin1e to time appoint such other officers and agents as it shall deem necessruy who shall have such autho,ity and shall petfonn such duties as may from time to time be prescribed by the board of directors. Remuneration and Removal The remuneration of all officers appointed by the board of directors shall be detemiined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be detemiined. All officers, in the absence of agreement to the contrruy, shall be subject to removal by resolution of the board of directors at any time, with or without cause. 24. Powers and Duties. All officers shall sign such contracts, docun1ents or instruments in writing as require their respective signatures and shall respectively have and perfom1 all powers and duties incident to their respective offices and such other powers and duties respectively as may from tin1e to time be assigned to them by the board. 25. Duties may be delegated. In the case of the absence or inability to act of any officer of the Company except the Managing Director or for any other reason that the board of directors may deem sufficient the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being. 26. Chaim1an of the Board. The Chairman of the Board, if any, shall, when present, preside at all meetings of the board of directors, the committee of directors, if any, and the shareholders. 27. Vice-Chairman of the Board. If the Chainnan of the Board is absent or is unable or refoses to act, the Vice-Chairman of the Board, if any, shall, when present, preside at all meetings of the board of directors, the committee of directors, if any, and the shareholders. 28. President. The President shall be the chief executive officer of the Company unless otheiwise determined by resolution of the board of directors. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chainnan of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of any committee of directors, if any, or, subject to paragraph 54 of this by-law, at any meeting of shareholders.

29. 30. 0-9 Vice-President. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence of or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the committee of directors, if any, or, subject to paragraph 54 of this by-law, at any meeting of shareholders. Secretary. The Secretary shall give or cause to be given notices for all meetings of the board of directors, a committee of directors, if any, and the shareholders when directed to do so and shall have charge of the minute books of the Company and, subject to the provisions of paragraph 66 of this by-law, of the records (other than accounting records) refeITed to in Section 140 of the Act. 3 I. Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and secmities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depositary or depositories as the board of directors may direct. He shall keep or cause to be kept the accounting records refen-ed to in Section 140 of the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided. 32. Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perfonn all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refosa) to act of the Secretary or the Treasurer, as the case may be. 33. Managing Director. The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of Section 127 of the Act. 34. General Manager or Manager. The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company ( except such matters and duties as by law must be transacted or pe1fonned by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager or Manager shall confom1 to all lawful orders given to him by the board of directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company.

D-10 Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors. 35. Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Company in or outside Canada with such powers of management or othe1wise (including the powers to subdelegate) as may be thought fit. 36. Fidelity Bonds. The board may require such officers, employees and agents of the Company as the board deemed advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time detemune but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided. 37. 38. Vacancies. If the office of any officer of the Company shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President or the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy. BORROWING AND SECURITIES Borrowing Power. Without limiting the borrowing powers of the Company as set fo1th in the Act, the board may, without authorization of the shareholders, from time to time: (a) boITow money upon the credit of the Company; (b) issue, reissue, sell or pledge debt obligations of the Company, whether secured or unsecured; (c) subject to the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and ( d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any cun-ently owned or subsequently acquired real or personal, movable or immovable, tangible or intangible, property of the Company, including book debts, rights, powers, franchises and undertaking, to secure any obligation of the Company. Nothing in this section limits or restricts the bon-owing of money by the Company on bills of exchange or promisso,y notes made, drawn, accepted or endorsed by or on behalf of the Company.

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39. Delegation. The board may from time to time by resolution delegate to such one or more of the directors and officers of the Company as may be designated by the board all or any of the powers conferred on the board by paragraph 4 of this by-law or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

COMMITTEES

40. Committee of Directors. The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

41. Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

42. Audit Committee. If the Company is an offering corporation the board shall elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers of employees of the Company or its affiliates. The audit committee shall have the duties and powers provided in the Act.

43. Advisory Committees. The board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

44. Procedure. Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply *mutatis mutandis*.

SHAREHOLDERS' MEETINGS

45. Annual Meeting. Subject to the provisions of Section 94 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine and subject to the articles and any unanimous shareholder agreement shall be held at any place in or outside Ontario as the directors determine or, in the absence of such determination, at the place where the registered office of the Company is located.

46. 47. 48. 49. 50. D-1 2 Special Meetings. Special meetings of the shareholders may be convened by order of the Chainnan of the Board, the Vice-Chainnan of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or by the board of directors at any date and time and subject to the articles and any unanimous shareholder agreement shall be held at any place in or outside Ontario as the directors may detem1ine or, in the absence of such detem1ination, at the place where the registered office of the Company is located. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 82 of this by-law, not less than ten days or if the Company is an offering corporation not less than twenty-one days but in either case not more than fifty days (in each case, subject to Section I (I) 13 of the Act, exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state or be accompanied by a statement of (a) the nature of that business in sufficient detail to pennit the shareholder to fmm a reasoned judgment thereon, and (b) the text of any special resolution or by-law to be submitted to the meeting. Waiver of Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting and a formal written waiver need not be signed except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Omission of Notice. The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders. Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Company and others who, although not entitled to vote are entitled or required under any provision of the Act or the ruticles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chainnan of the meeting or with the consent of the meeting. 5 1. List of Shareholders Entitled to Notice. For every meeting of shareholders, the Compru1y shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the nw11ber of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 52 of this by-law, the

D-13 shareholders listed shall be those registered at the close of business not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day of which the meeting is held. The list shall be available for examination by any shareholders during nom1al business hours at the registered office o f the Company or at the place where the central securities register is maintained and at the meeting for which the list was prepared. 52. Record Date for Notice. The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the detem1ination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided on the Act and, if any shares of the Company are listed for trading on a stock exchange in Canada, by written notice to each such stock exchange. If no record date is so fixed, the record date for the detennination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. 53 . Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act if: (a) all the shareholders entitled to vote thereat are present in person or represented by proxy waive notice of or otherwise consent to such meeting being held; and (b) the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditor or directors present are not attending for the express prupose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Company at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place. 54. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall both on a show of hands and on a ballot shall not have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.

55. 56. D- 14 At any meeting unless a ballot is demanded a declaration by the chainnan of the meeting that a resolution has been canied or canied unanimously or by a patticular majority or lost or not carried by a particular majority shall be conclusive eVldence of the fact. In the event the Chainnan of the Board and the Vice-Chaim1an of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as chainnan of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be chairman. A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chainnan or on the question of adjournment it shall be taken forthwith without adjournment. If at at1y meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chainnan of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn. Where two or more persons hold the same share or shares jointly one of those holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them. Ri ght to Vo te. Subject to the provisions of the Act as to authorized representatives of any body corporate or association, at any meeting of shareholders for which the Company has prepared the list referred to in paragraph 51 of this by-law, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Company has fixed a record date in respect of such meeting pursuant to paragraph 52 of this by-law, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Company has not prepared the list referred to in paragraph 51 of this by-law, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares canying the right to vote at such meeting. Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or an attorney authorized in writing who may appoint a proxyholder, or one or

57. 58. 59. D-15 more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the autho1ity confeITed by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act. If the Company is an offering corporation a proxy appointing a proxyholder ceases to be valid one year from its date. Time for Deposit of Proxies. The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of any part of a non-business day, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Company or an agent thereof specified in such notice or, if no such tin1e is specified in such notice, only if it has been received by the Secretary of the Company or by the chairman of the meeting or any adjournment thereof prior to the time of voting. The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chaiiman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiining to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Company, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chaiiman of the meeting shall be valid and shall be counted. Adjournment. The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case subject to subsection 96(4) of the Act notice of the adjourned meeting shall be given as for an 01igmal meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the origii1al meeting in accordance with the notice calling the same. Ouorun1. All of the shareholders or two shareholders, whichever number be the lesser, personally present or represented by proxy, shall constitute a quorum of any meeting of any class of shareholders. No business shall be transacted at any meeting unless the requisite

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quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 58 of this by-law with regard to notice shall apply to such adjournment.

60. Resolution in lieu of meeting. Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 104 of the Act, as valid as if it had been passed at a meeting of the shareholders.

61. Only One Shareholder. Where the Company has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

SHARES

62. Allotment and Issuance. Subject to the provisions of Section 23 of the Act and any unanimous shareholder agreement, shares in the capital of the Company may be allotted and issued by resolution of the board of directors at such time and on such terms and conditions and to such persons or class or classes of persons as the board of directors determines provided that no share shall be issued until it is fully paid as provided by the Act.

63. Certificates. Share certificates and the form of stock transfer power on the reverse side thereof shall (subject to Section 56 of the Act) be in such form as the board of directors may by resolution approve and such certificates shall be manually signed by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing and need not be under corporate seal.

The signature of the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Company. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Company has appointed a registrar, transfer agent or branch transfer agent or other authenticating agent for the shares (or for the shares of any class or classes) of the Company the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of any class or classes in respect of which any such

D-1 7 appointment has been made) of the Company and when manually countersigned by or on behalf of a registrar, transfer agent or branch transfer agent or other authenticating agent such certificates so signed shall be as valid to all intents and purposes as if they had been manually signed by the aforesaid officers. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Company and shall be as valid as if he were an officer at the date of its issue. 64. Commissions. The board may from time to time authorize the Company to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company, whether from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares. 65. 66. 67. TRANSFER OF SECURITIES Registration of Transfers. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the ce,tificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genume and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board. Certificates representing shares to be transferred shaJll be surrendered and cancelled. Transfer Agent and Registrar. The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Company in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Company for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Company, all share certificates issued by the Company in respect of the shares ( or the shares of the class or classes in respect of which any such appointment has been made) of the Company shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any. One person may be designated both registrar and transfer agent. Securities Registers. The securities register and the register of transfers of the Company shall be kept at the registered office of the Company or at such other office or place in Ontario as

68. 69. 70. 71. D-1 8 may from time to time be designated by resolution of the board of directors and a branch register or registers of transfers may be kept at such office or offices of the Company or other place or places, either within or outside Ontario, as may from time to time be designated by resolution of the directors. SuITender of Certificates. No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transfen-ed has been suITendered and cancelled. Non-recognition of Trusts. Subject to the provisions provided by the Act, the Company may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, iITespective of any indication to the contrary through knowledge or notice or description in the Company's records or on the share certificate. Shareholder indebted to the Company. Subject to subsection 40(2) of the Act, the Company has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share. Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3 .00, and on such tem1s as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case. 72. Joint Shareholders. If two or more persons are registered as joint holders of any share, the Company shall not be bound to issue more than one certificate in respect thereof, and delivery of such ce1tificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the ce1tificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares. 73. Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Company shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Company and its transfer agent. DIVIDENDS

D-19 74. The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the ruticles of the Company. 75. Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Company's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the arnotmt of any tax which the Company is required to and does withhold. 76. 77. Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Company shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case. Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Company, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Company shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board. 78. Unclaimed Dividends. Any dividend unclain1ed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to tl1e Company. VOTING SHARES AND SECURITIES IN OTHER COMPANIES 79. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Company may be voted at any and all meetings of sbru·eholders, bondholders, debenture holders or holders of other securities (as the case may be) of such

D-20

other body corporate and in such manner and by such person or persons as the board of directors of the Company shall from time to time determine. The proper signing officers of the Company may also from time to time execute and deliver for and on behalf of the Company proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

80. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company's business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

81. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

NOTICES

82. Service. Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by prepaid transmitted or recorded communication to any such shareholder at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or the most recent notice filed under the Company's Information Act, whichever is the most current and to the auditor at his business address. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Company in writing of his new address. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

D-21

83. Shares registered in more than one name. All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficiently given to all the holders of such shares.

84. Persons becoming entitled by operation of law. Subject to Section 67 of the Act every person who by operation of law, transfer or any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Company, shall be duly given to the person or persons from whom he derives his title to such share or shares.

85. Deceased Shareholders. Subject to Section 67 of the Act any notice or other document delivered or sent by post, prepaid transmitted, recorded communication or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder be then deceased, and whether or not the Company has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such shares.

86. Signature to notices. The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

87. Proof of Service. A certificate of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer or of any other officer of the Company in office at the time of the making of the certificate or of a transfer officer or any transfer agent or branch transfer agent of shares of any class of the Company as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Company as the case may be.

88. Computation of Time. Subject to paragraph 9 of this by-law, in computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event both the date of giving the notice and the date of the meeting or other event shall be excluded.

D-22 89. Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise found thereon. 90. Waiver of Notice. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any tin1e waive notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the mticles, the by-laws or otherwise such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in w1iting except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner. EXECUTION OF INSTRUMENTS 91. Contracts, documents or instruments in writing requiring the signature of the Company may be signed by: (a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President a11d the Secretary or the Treasurer, or (b) any two directors; and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authoiization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Company either to sign contracts, documents and instruments rn writing generally or to sign specific contracts, documents or instruments in writing. The corporate seal of the Company, if any, may be affixed to contracts, documents and instruments in w1i ting signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto. The tenn "contracts, documents or instruments in writing" as used in this by-law shall inc lude deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the

D-23

payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

In particular without limiting the generality of the foregoing:

(a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President and the Secretary or the Treasurer, or

(b) any two directors

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Company and to sign and execute (under the seal of the Company or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Company and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Company executed or issued by or on behalf of the Company and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Company on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Company.

FINANCIAL YEAR

92. The financial year of the Company shall terminate on such date in each year as the directors may from time to time by resolution determine.

COUNTERPARTS

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93. Any Resolution of the Board of directors or of the shareholders of the Company permitted to be signed in writing may be signed in one or more counter parts and each of such counter part shall be taken together and constitute a single document.

CORPORATE OPPORTUNITIES

94. For the purpose of this section the following terms shall have the following meanings:

(a) "Fiduciary" shall mean any director, officer or employee of the Company owing a fiduciary duty to the Company;

(b) "Corporate opportunity(ies)" means those opportunities presented to a fiduciary in his capacity as a person associated with the Company; that is to say, if not for his position in the Company he would not have received the opportunity;

(c) "Personal opportunity(ies)" means all opportunities other than corporate opportunities.

A fiduciary is allowed to retain those opportunities presented to him as personal opportunities and to allocate such personal opportunities at his own discretion. No obligation shall exist on the part of a fiduciary to disclose to the Company, its Board of directors or its shareholders of any personal opportunities presented to him. Should a corporate opportunity come to the knowledge of a fiduciary and at a meeting of the Board of directors the directors of the Company have an opportunity in relation to the Company's own present state of development and/or finances and such fiduciary declares his interest in the said corporate opportunity and if entitled to vote refrains from voting at the said meeting and the Board of directors on behalf of the Company determines it shall participate but to such an extent that the corporate opportunity is not fully taken up, then the fiduciary will be permitted in such circumstances to treat the said corporate opportunity as a person opportunity to the extent the Company either rejects the opportunity or participates therein to less than the full extent available.

EFFECTIVE DATE

95. This by-law shall come into force upon being passed by the board except with respect to those provisions, if any, which may require the prior approval of shareholders in which event those portions of this by-law shall come into effect upon having been approved by the shareholders.

96. Upon this by-law coming into force, By-law No. 1 of the Company is repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.

SANGOMA TECHNOLOGIES CORPORA TJON ADVANCE NOTICE BY-LAW AMENDMENT TO GENERAL BY-LAW Nomination of Directors: Subject to the provisions of the Act and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this section shall be eligible for election as directors. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of one or more directors. Such nominations must be made: (a) by or at the direction of the board (or any duly authorized committee thereof), including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a proposal within the meaning of, and made in accordance with, the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or (c) by any person (a "Nominating Shareholder"): (i) who, at the close of business on the date of the giving of the notice provided for below in this section and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting o r who beneficially owns shares that are entitled to be voted at such meeting; and (ii) who complies with the notice procedures set out below in this section. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder pursuant to paragraph (c) above, the Nominating Shareholder must have given notice thereof that is both timely and in proper written form (as set out below in this section to the secretary of the Corporation at the principal executive office of the Corporation. To be timely, a Nominating Shareholder's notice to the secretary of the Corporation must be made: (a) in the case of an annual meeting of shareholders, not less than 30 days and not more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement (as defined below) of the date of the annual meeting of shareholders was made, notice by the Nominating Shareholder may be made not Inter than the close of business on the tenth (10th) day following the Notice Date; and (b) in the case of n special meeting of shareholders (which is not also an annual meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth ( 15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. The time periods for the giving of notice by a Nominating Shareholder set out above shall in all cases be determined based on the original date of the applicable annual meeting of shareholders or special meeting of shareholders, as applicable, and in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of such notice. W000203107.00CX·

2 To be in proper written form, a Nominating Shareholder's notice to the secretary of the Corporation must set out: (a) as lo each person whom the Nominating Shareholder proposes lo nominate for election to the board: (i) the name, age, business address and residential address of the person; (ii) the principal occupation or employment of the person; (iii) the country of residence of the person; (iv) the class or series and number of shares in the capital of the Corporation that are controlled or directed or that are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (v) any other infom1ation relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with a solicitation of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and (b) as to the Nominating Shareholder giving the notice: (i) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any shares of the Corporation; and (ii) any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below). The Corporation may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee. No person shall be eligible for election as a director unless nominated in accordance with this section; provided, however, that nothing in this section shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination of a person for election to the board was made in accordance with this section and, if the chairman determines that a nomination does not comply with this section, to declare that such defective nomination shall be disregarded. For the purposes of this section: (a) "public announcement" means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com; and (b) "Applicable Securities Laws" means the applicable securities legislation, as amended from time to time, of each province and territory of Canada, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission or similar regulatory authority of each province and territory of Canada. Notwithstanding any other provision of the by-laws, notice given to the secretary of the Corporation pursuant to this section may only be given by personal delivery, email (at such email address as may be WD00203107.0 0 CX:

3 stipulated from time to time by the secretary of the Corporation for purposes of this notice) or facsimile transmission, and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary at the address of the principal executive office of the Corporation or delivered to the secretary by email (at the aforesaid emai I address) or facsimile transmission (provided that receipt of confirmation of such facsimile transmission has been received); provided that if such delivery is made on a non-business day or later than 5:00 p.m. (Toronto time) on a day that is a business day, then such delivery shall be deemed to have been made on the next following day that is a business day. Notwithstanding any other provision of the by-laws, notice given to the secretary of the Corporation pursuant to this section may only be given by personal delivery, email (at such email address as may be stipulated from time to time by the secretary of the Corporation for purposes of this notice) or facsimile transmission, and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary at the address of the principal executive office of the Corporation or delivered to the secretary by email (at the aforesaid email address) or facsimile transmission (provided that receipt of confirmation of such facsimile transmission has been received); provided that if such delivery is made on a non-business day or later than 5:00 p.m. (Toronto time) on a day that is a business day, then such delivery shall be deemed to have been made on the next following day that is a business day. Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement in this section. The foregoing is the complete text of the Advance Notice By-law of the Corporation, as adopted by the board of the Corporation and con finned by the shareholders on January 6, 2017. DA TED as of \:\._c=.~ c,"'- , 2018. Preside Chief Financial Officer W000203107.DOCX.

AMENDMENT TO GENERAL BY-LAW NO. 2 WHEREAS the following sections of By-Law No. 2 of the Corporation, being the general by-law of the Corporation as amended, are hereby amended as follows: (a) Section 1(e) “Resident Canadian” is hereby deleted in its entirety. (b) The last sentence of Section 4 “Duties and Number” is hereby deleted in its entirety and replaced with the following: “If the Company is an offering corporation, at least one-third of the directors shall not be officers or employees of the Company or of any affiliate of the Company.” (c) The second last sentence of Section 10 “Quorum” is hereby deleted in its entirety and replaced with the following “No business shall be transacted at a meeting of directors unless a quorum of the board is present. (d) The last sentence of Section 40 “Committee of Directors” is hereby deleted in its entirety.

SANGOMA TECHNOLOGIES CORPORATION

BY-LAW NO. 3

AMENDMENT TO BY-LAW NO. 2

WHEREAS Section 3 of By-law No. 2 of the Corporation, being the general by-law of the Corporation, as amended, is hereby removed in its entirety and replaced with the following:

"REGISTERED OFFICE.

3. Until changed in accordance with the Act, the registered office of the Corporation shall be within the municipality or geographic township within Ontario initially specified in the articles and thereafter as the shareholders may, from time to time, determine by special resolution, and at such location therein as the board may, from time to time, determine by resolution."

The foregoing is the complete text of By-law No. 3 of the Corporation, as adopted by the board of the Corporation on March 9, 2018 and adopted by the shareholders of the Corporation on ______________.

DATED as of March 9

William Wignall
President & Chief Executive Officer

David Moore
Chief Financial Officer

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